EXHIBIT 99.1
    NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Joseph Calabrese
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3772

ASHFORD ANNOUNCES TERMINATION OF SEC INVESTIGATION

DALLAS, January 18, 2022 - Ashford Inc. (NYSE American: AINC) (“Ashford” or the “Company”) today announced that it has received a letter from the Securities and Exchange Commission (“SEC”) stating that the SEC’s investigation is concluded, and that the SEC enforcement staff does not intend to recommend any action by the SEC against Ashford. Braemar Hotels & Resorts Inc. (NYSE: BHR) and Ashford Hospitality Trust, Inc. (NYSE: AHT) also each received a letter stating that the SEC’s investigation is concluded, and that the SEC enforcement staff does not intend to recommend any action against the respective company.

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Ashford is an alternative asset management company with a portfolio of strategic operating businesses that provides global asset management, investment management and related services to the real estate and hospitality sectors.